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REVOCABLE PROXY
                           FIRST FEDERAL SAVING BANK
                             208 NORTH WALL STREET
                             CALHOUN, GEORGIA 30701

 FOR USE AT THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MARCH 18, 1994, OR
                          ANY ADJOURNMENT THEREOF

  The undersigned hereby appoints the Board of Directors of First Federal Savings Bank ("First Federal" or "FFSB"), with full power of substitution, to act as attorneys and proxies for the undersigned, and to vote all shares of Common Stock of First Federal which the undersigned is entitled to vote only at the Annual Meeting of Shareholders, to be held on March 18, 1994, at 10:00 a.m., local time, at 208 North Wall Street, Calhoun, Georgia, and at any and all adjournments thereof, as follows:

  1. The approval of an amendment to the FFSB Charter to delete Section 8(A) thereof, which prohibits any person from acquiring more than 10% of FFSB's stock for a period of five years following FFSB's mutual to stock conversion; provided that the merger between FFSB and AmSouth Bancorporation ("AmSouth") is approved and consummated.

                    [_] FOR     [_] AGAINST     [_] ABSTAIN

  2. The approval of the Agreement and Plan of Merger, dated as of the 3rd day of August, 1993 between FFSB and AmSouth and the related Plan of Merger and Merger Agreement dated as of the 21st day of December, 1993, pursuant to which FFSB would merge with and into AmSouth Bank of Georgia, a wholly-owned subsidiary of AmSouth.

                    [_] FOR     [_] AGAINST     [_] ABSTAIN

  3. The election as directors for a three year term of all nominees listed below (except as marked to the contrary below).

     John W. Early, II, Thomas E. Shanahan, William R. Thompson, M.D.

                        [_] FOR       [_] VOTE WITHHELD

Instruction: To withhold your vote for any individual nominee, write the nominee's name on the space provided:
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  4. The ratification of the appointment of Read, Martin, Slickman and Sheats as independent auditors of FFSB for the fiscal year ending September 30, 1994.

                    [_] FOR     [_] AGAINST     [_] ABSTAIN

  5. The adjournment of the Annual Meeting for up to 29 days, if necessary, in order to solicit additional proxies if stockholders holding two-thirds of the votes eligible to be cast at the Annual Meeting do not submit proxies voting in favor of Proposal 2.

                    [_] FOR     [_] AGAINST     [_] ABSTAIN

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

  This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy will be voted FOR each of the proposals listed. If any other business is presented at the Annual Meeting, this proxy will be voted by those named in this proxy in their best judgement. At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting.

  The undersigned acknowledges receipt prior to the execution of this proxy of a Notice of Annual Meeting of Shareholders and of a Proxy Statement-Prospectus dated February 18, 1994.

                                                Dated:
                                                       ------------------------

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                                                   SIGNATURE OF SHAREHOLDER

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                                                   SIGNATURE OF SHAREHOLDER

  PLEASE SIGN EXACTLY AS YOUR NAME APPEARS ON THIS CARD. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE YOUR FULL TITLE. IF SHARES ARE HELD JOINTLY, EACH HOLDER MAY SIGN BUT ONLY ONE SIGNATURE IS REQUIRED.